EXHIBIT 99.1


                              PATHMARK STORES, INC.
                                200 Milik Street
                           Carteret, New Jersey 07008


FOR IMMEDIATE RELEASE                                 CONTACT:  HARVEY M. GUTMAN
                                                                  (732) 499-4327

              PATHMARK PROVIDES PRELIMINARY FIRST QUARTER RESULTS;
                        REVISES EARNINGS OUTLOOK FOR 2004
--------------------------------------------------------------------------------

Carteret, New Jersey, May 12, 2004 - Pathmark Stores, Inc. (Nasdaq: PTMK) today announced that based on preliminary results for its first quarter, the 13 weeks ended May 1, 2004, the Company expects to report total sales and same store sales down 1.5% and 1.4%, respectively, a net loss per diluted share between $0.06 and $0.10 and FIFO EBITDA between $33 million and $35 million. The Company indicated that its first quarter was negatively impacted by sales and gross profit pressures from steep inflation in certain categories, unproductive sales promotions and increases in medical costs. The Company plans to report full financial results for the first quarter on June 3, 2004.

The Company defines FIFO EBITDA as earnings before interest, taxes, depreciation, amortization and the LIFO charge. FIFO EBITDA is not calculated in accordance with generally accepted accounting principles. See Table A attached to this release for more information regarding FIFO EBITDA.

The Company also announced revised guidance for fiscal 2004. The Company now expects fiscal 2004 same store sales to be in a range between flat and up 1%, net earnings per diluted share to be in a range between $0.28 and $0.47 and FIFO EBITDA to be in a range between $170 million and $180 million (See Table B). Previously, the Company's guidance was same store sales growth of 0.5% and 1.5%, net earnings per diluted share between $0.53 and $0.60 and FIFO EBITDA between $183 million and $187 million.

Pathmark will conduct a conference call at 5:00 p.m. Eastern Daylight Time (EDT) today. The call may be accessed by dialing 1-888-694-4728. The call will also be available via a simultaneous webcast by visiting www.calleci.com. A replay of the call will be available for 14 days after the completion of the call at 1-877-519-4471, Pass Code 4782055. This press release and other financial and statistical information to be presented on the conference call will be accessible on the web by going to www.pathmark.com, `Investor Relations', then clicking on `Press Releases'.

Pathmark Stores, Inc. is a regional supermarket currently operating 142 supermarkets primarily in the New York - New Jersey and Philadelphia metropolitan areas.

Except for historical information contained herein, the matters discussed in this release and the accompanying discussions on the earnings conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements


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relate to, among other things, operating costs, earnings estimates, FIFO EBITDA, sales and capital expenditures and are indicated by words or phrases such as "anticipates", "believes", "expects", "forecasts", "guidance", "intends", "may", "plans", "projects", "will" and similar words and phrases. By their nature, such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements are based on management's assumptions and beliefs in the light of information currently available to it and assume no significant changes in general economic trends, consumer confidence or other risk factors that may affect the forward-looking statements. The Company expressly disclaims any current intention to update the information contained herein. Factors that may affect results include changes in business and economic conditions generally and in the Company's operating areas, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's reports and filings available from the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

                                (Tables Attached)

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


                                     Table A
                              Pathmark Stores, Inc.
                    Reconciliation of Net Loss to FIFO EBITDA



FIFO EBITDA represents earnings before interest, taxes, depreciation and amortization and the LIFO charge. We believe that our investors find FIFO EBITDA to be a useful analytical tool for measuring our performance and for comparing our performance with the performance of other companies having different capital structures. In addition, FIFO EBITDA is consistent with the targets utilized in our incentive compensation program. FIFO EBITDA is a non-GAAP measure and should not be considered in isolation from, and is not intended to represent an alternative measure of, operating earnings or of cash flows from operating activities, as determined in accordance with GAAP. Our measurement of estimated FIFO EBITDA, as presented below (in millions), may not be comparable to similarly titled measures reported by other companies:



                                                      13 Weeks Ended May 1, 2004
                                                      --------------------------
                                                          Preliminary Range
                                                          -----------------
 Net loss............................................. $(2.9)        $(1.8)
 Adjustments to calculate FIFO EBITDA:
    Interest expense..................................  16.5          16.5
    Income tax benefit................................ (2.3)         (1.4)
    Depreciation and amortization.....................  21.5          21.5
    LIFO charge.......................................   0.2           0.2
                                                       ------        ------
 FIFO EBITDA.......................................... $33.0         $35.0
                                                       ======        ======

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

                                     Table B
                              Pathmark Stores, Inc.
                              Fiscal 2004 Guidance


The following table provides additional information related to our fiscal 2004 guidance (dollars in millions, except per share data):

Item                                        Guidance
----                                        --------
Same-store sales increase                   Flat to 1%

FIFO EBITDA                                 $170 to $180

EPS - diluted                               $0.28 to $0.47

Interest expense                            $68

Depreciation and amortization               $86

Income tax rate                             43.5%

Economic and competitive environment        Unchanged

Capital Plan:

     Cash capital expenditures              $80

     Lease capital expenditures              15
                                            ---
     Total capital expenditures             $95
                                            ===
Square footage growth                       1%

New stores (#)                              2

Renovations (#)                             20

Food inflation assumption                   Ongoing spikes in commodity items

Pension assumptions:

Expected long-term rate of return           9%

Discount rate                               6%


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